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                                                                   EXHIBIT 21.1

                           BRIDGFORD FOODS CORPORATION

                           SUBSIDIARIES OF REGISTRANT


                                                       State in which
         Name of Subsidiary                             Incorporated
         ------------------                            --------------

    Bridgford Marketing Company                          California
    Bridgford Meat Company                               California
    Bridgford Food Processing Corporation                California
    A.S.I. Corporation                                   California
    Bridgford Distributing Company of
      Delaware (inactive)                                 Delaware
    American Ham Processors, Inc.* (inactive)             Delaware
    Bert Packing Company (inactive)                       Illinois
    Moriarty Meat Company (inactive)                      Illinois

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*  No shares have been issued.